Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$294,000		$85,353		$2,650,000	A	$4,091,571
					(672,280)	C
					1,512,227	K
					(1,200,000)	M
					(147,875)	P
					1,903,146	R
					437,000	S
					(770,000)	T
Restricted cash	22,000		121,181		—		143,181
Accounts receivable	269,000		—		—		269,000
Other current assets	152,000		—		—		152,000
Prepaid expenses	—		6,150		—		6,150
Total current assets	737,000		212,684		3,712,218		4,661,902
Non-current assets
Operating right-of-use asset	575,000		—		—		575,000
Property and equipment, net	146,000		—		—		146,000
Prepaid expenses – long-term	—		125,000		—		125,000
Marketable securities held in Trust Account	—		3,973,290		(1,512,227)	K	—
					34,946	H
					(2,519,023)	U
					23,014	J

Total non-current assets	721,000		4,098,290		(3,973,290)		846,000
Total assets	$1,458,000		$4,310,974		$(261,072)		$5,507,902

LIABILITIES
Current liabilities
Bank overdraft	$—	$		$			$—
Trade accounts payable	1,775,000		—		(1,326,939)	C	448,061
Accounts payable and accrued expenses	—		2,162,452		(1,617,059)	C	545,393
Current maturities of long-term loans	5,768,000		—		(5,350,000)	A	1,579,519
					(91,000)	P
					1,981,519	R
					(729,000)	T
Operating lease liability	380,000		—		—		380,000
Deferred revenues	2,816,000		—		—		2,816,000
Other current liabilities	1,868,000		—		(306,709)	C	3,661,291
					1,050,000	G
					1,050,000	Q
Convertible notes	12,869,000		—		(12,869,000)	L	—
Current liability with respect to warrants	—		—		1,091,000	A	1,091,000
Promissory note – related party	—		11,007,174		34,946	H	—
					437,000	S
					(11,479,120)	O
Excise tax payable	—		912,593		—		912,593
Income taxes payable	—		85,968		—		85,968
Total current liabilities	25,476,000		14,168,187		(28,124,362)		11,519,825

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities
Operating lease liability	268,000	—	—		268,000
Long-term deferred revenues	115,000	—	—		115,000
Liability with respect to warrants	370,000	—	(370,000)	V	—
Deferred underwriting fee payable	—	2,070,000	(2,070,000)	B	—
Total non-current liabilities	753,000	2,070,000	(2,440,000)		383,000
Total liabilities	26,229,000	16,238,187	(30,564,362)		11,902,825

Redeemable convertible preferred shares	15,268,000	—	(15,268,000)	D	—

Trailblazer Class A common stock subject to possible redemption	—	4,013,703	(1,512,227)	F	—
			34,946	H
			(40,413)	I
			(2,519,023)	U
			23,014	J

SHAREHOLDERS’ DEFICIT
Cyabra Ordinary shares	2,000	—	(2,000)	D	—
Series A Preferred stock	—	—	87	L	87
Series B Preferred stock	—	—	80	A	133
			53	O
Series C Preferred stock	—	—	434	O	434
Class A common stock	—	212	21	B	1,211
			30	C
			717	D
			12	F
			10	G
			136	L
			73	N
Class B common stock	—	—	—		—
Additional paid-in capital	7,332,000	—	6,908,920	A	49,708,586
			2,069,979	B
			2,858,746	C
			15,269,283	D
			(16,009,884)	E
			1,512,215	F
			1,049,990	G
			12,868,778	L
			4,000,000	M
			(73)	N
			11,478,633	O
			370,000	V

Accumulated deficit	(47,373,000)	(15,941,128)	(280,349)	C	(56,105,374)
			16,009,884	E
			(2,100,000)	G
			(34,946)	H
			40,413	I
			(5,200,000)	M
			(56,875)	P
			(1,050,000)	Q
			(78,373)	R
			(41,000)	T
Total shareholders’ deficit	(40,039,000)	(15,940,916)	49,584,993		(6,394,923)
Total shareholders’ deficit and liabilities	$1,458,000	$4,310,974	$(261,072)		$5,507,902

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$5,707,000	$—	$—		$5,707,000
Cost of revenues	(866,000)	—	—		(866,000)
Gross profit	4,841,000	—	—		4,841,000

Operating costs and expenses
Research and development	(6,894,000)	—	(3,466,667)	AA	(10,360,667)
Sales and marketing	(5,696,000)	—	—		(5,696,000)
General and administrative	(4,221,000)	(2,564,363)	(1,733,333)	AA	(8,799,045)
			(280,349)	BB
Operating loss	(11,970,000)	(2,564,363)	(5,480,349)		(20,014,712)

Financial (expense) income	(828,000)	943,846	(149,000)	CC	(829,000)
			148,000	DD
			(943,846)	EE
Loss on debt extinguishment of promissory note	—	(6,222,973)			(6,222,973)
Gain on change in fair value of promissory note	—	(217,470)	217,470	GG	—
Loss before income tax expense	(12,798,000)	(8,060,960)	(6,207,725)		(27,066,685)

Income tax expense	(21,000)	(229,187)	229,187	FF	(21,000)
Net loss	$(12,819,000)	$(8,290,147)	$(5,978,538)		$(27,087,685)

Basic and diluted net loss per share	$(18.12)
Basic and diluted weighted average number of shares outstanding	745,257
Basic and diluted net loss per share, Class A common stock subject to possible redemption		$(2.08)
Basic and diluted weighted average shares outstanding, Class A common stock		3,976,169
Basic and diluted net loss per share, Class B common stock		$—
Basic and diluted weighted average shares outstanding, Class B common stock		1
Pro forma weighted average number of shares outstanding – basic and diluted					13,814,125
Pro forma loss per share – basic and diluted					$(1.96)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 are based on the historical financial statements of Trailblazer and Cyabra. The transaction accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, assumes that the Business Combination occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Trailblazer’s audited consolidated balance sheet as of December 31, 2025 and the related notes for the year ended December 31, 2025, included elsewhere in registration statement; and

●	Cyabra’s audited consolidated balance sheet as of December 31, 2025, and the related notes for the year ended December 31, 2025 included elsewhere in this registration statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Trailblazer’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes included elsewhere in registration statement; and

●	Cyabra’s audited consolidated statements of operations for the year ended December 31, 2025, and the related notes included elsewhere in this registration statement.

The historical financial information has been adjusted to reflect the Pro Forma Adjustments giving effect to the Business Combination and related transactions as described in more detail below.

The Pro Forma Adjustments reflecting the consummation of the Business Combination and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The Pro Forma Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Trailblazer believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the Pro Forma Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions as described in more detail below. Trailblazer and Cyabra have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Surviving Corporation. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Surviving Corporation.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 ”Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Trailblazer has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under US GAAP. Cyabra and Trailblazer have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Holdings shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

A.	Reflects an $8.0 million PIPE investment at the Closing of the Business Combination, comprised of $2.65 million of cash proceeds and $5.35 million of Cyabra loans cancelled and exchanged for participation in the PIPE Investment.

B.	Reflects the issuance of 207,000 shares of common stock, valued at $10.00 per share, to LifeSci in settlement of deferred underwriting commissions upon the Closing of the Business Combination.

C.	Reflects the preliminary estimated transaction costs expected to be incurred by Trailblazer and Cyabra of approximately $6.32 million as part of the Business Combination.

Of the estimated $2.89 million Trailblazer transaction costs, $1.20 million of fees have been paid and $1.62 million have been accrued as of the pro forma balance sheet date. The remaining amount of $0.07 million is reflected as an adjustment to accumulated deficit. Included in the total $2.89 million of transaction costs are 1.0 million Loeb Shares issued to legal counsel in settlement of estimated legal expenses of approximately $1.50 million.

Of the estimated $3.43 million Cyabra transaction costs, $1.47 million of fees have been paid, $1.63 million have been accrued as of the pro forma balance sheet date, $0.21 million is reflected as an adjustment to accumulated deficit and the remaining amount of $0.12 million is included as an adjustment to additional paid-in capital. Included in the total $3.43 million of transaction costs are 1.0 million Lowenstein Shares issued to legal counsel in settlement of estimated legal expenses of approximately $1.49 million. To the extent the total fee obligation due to each of Loeb and Lowenstein is not fully paid from the net proceeds received by such firms from any sales of Loeb Shares or Lowenstein Shares, as applicable, Holdings and Cyabra shall be jointly and severally liable for the remainder of such fees.

In addition, the remaining portion of the 2.0 million shares of Holdings Common Stock issued to such legal advisors, shall be surrendered by each such legal advisor if such legal fees are wholly satisfied from any sales of such shares.

D.	Reflects the conversion of Cyabra’s Ordinary Shares, Preferred Stock, and certain Warrants into Holding’s Common Stock at the Closing of the Business Combination.

E.	Represents the elimination of Trailblazer’s historical accumulated losses after recording the transaction costs to be incurred by Trailblazer as described in (C) above, the borrowings to fund the extension payments into the Trust Account subsequent to December 31, 2025 as described in (H) below, and the adjustment for interest withdrawn from the Trust Account to pay tax obligations subsequent to December 31, 2025 as described in (I) below.

F.	Reflects the reclassification of 122,547 Trailblazer shares in the aggregate amount of $1.5 million, or approximately $12.34 per share to permanent equity at the closing of the Business Combination.

G.	Reflects the advisory agreement entered into in October 2025 with LifesSci whereby Cyabra has agreed to (A) the issuance of Cyabra Ordinary Shares which will convert into 105,000 shares of Holdings Common Stock at the closing of the Business Combination and (B) an Advisory Fee of $1,050,000. The Advisory Fee will convert into shares of Holdings Common Stock ninety (90) days after the closing of the Business Combination (collectively, the “Advisor Shares”). The Advisor Shares were valued at $10.00 per share.

H.	Reflects borrowings from the Sponsor in order to fund extension payments into the Trust Account, subsequent to December 31, 2025.

I.	Reflects an adjustment for interest withdrawn from the Trust Account subsequent to December 31, 2025 to pay for tax obligations.

J.	Reflects an adjustment for interest earned in the Trust Account subsequent to December 31, 2025.

K.	Reflects the liquidation and reclassification of $1.5 million of funds held in the Trust Account to cash and bank balances that becomes available following the Business Combination.

L.	Reflects the conversion of the 2024 Convertible Notes in the aggregate principal amount of $7.0 million entered into by Cyabra in anticipation of the Closing of the Business Combination. The 2024 Convertible Notes are measured at fair value in the amount of $12.9 million. The adjustment represents the automatic conversion of the total cash amount of $7.0 million under the 2024 Convertible Notes into 1,357,300 shares of Holdings Common Stock issues to Alpha, 42,418 shares of Series A Preferred Stock issued to Alpha and 823,537 shares of Series A Preferred Stock issued to other investors upon the Closing of the Business Combination, at its fair value as of December 31, 2025 and will be classified as permanent equity.

M.	Reflects the one-time transaction bonus in the amount of $1.2 million payable in cash and $4 million payable in RSUs to the Key Employees upon the Closing of the Business Combination. The RSUs will be fully vested as of the closing of the Business Combination, however the shares will not be issued as of the closing of the Business Combination. Accordingly, the Company will recognize the full compensation expense at the closing of the Business Combination with a corresponding credit to additional paid-in capital until such time as the shares are issued. For purposes of these pro forma financial statements, it was assumed that the grant date fair value of the 400,000 RSUs granted to Key Employees was $10.00 per share.

shares of Class A common stock upon the closing of the Business Combination.

O.	To record the conversion of the related party promissory note into preferred stock upon consummation of the Business Combination. The outstanding principal balance will convert into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance shall automatically convert into shares of Series B preferred stock with an aggregate stated value equal to 100% of the outstanding principal amount, and (b) the remaining 200% of the outstanding principal balance shall automatically convert into Series C preferred stock with a total stated value equal to 200% of the outstanding principal amount, which will be classified as permanent equity.

P.	Reflects the cash payment of accrued interest at the closing of the Business Combination resulting from the cancellation and exchange of $2.5 million of working capital loans issued to Cyabra. These loans will be cancelled and exchanged for participation in the PIPE Investment, as noted in Entry (A) above.

Q.	Reflects the agreement entered into in October 2025 with Ladenburg, whereby Cyabra has agreed to pay Ladenburg an advisory fee of $1,050,000. The advisory fee will be paid in shares of Holdings Common Stock ninety (90) days after the closing of the Business Combination.

R.	During January, February and March 2026, Alpha entered into short-term promissory notes with Cyabra pursuant to which Alpha loaned Cyabra an aggregate of $2.0 million for working capital purposes. In connection with the closing of the Business Combination, $0.65 million of the promissory notes will be cancelled and exchanged for participation in the PIPE Investment and $1.35 million will remain outstanding post Business Combination.

S.	Reflects additional borrowings under the related party promissory note with the Sponsor, subsequent to December 31, 2025 (see Entry (O) above).

T.	Reflects payment of Cyabra working capital loans, inclusive of accrued interest, due to be repaid at the closing of the Business Combination.

U.	Reflects the redemption of 210,269 Trailblazer shares for a cash payment of $2.5 million, or $11.98 per share, in connection with the vote to approve the consummation of the Business Combination.

V.	Reflects the reclassification of the warrant liability on outstanding Cyabra warrants to equity at the closing of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

AA.	Reflects the one-time transaction bonus in the amount of $1.2 million payable in cash and $4 million payable in RSUs to Key Employees upon the Closing of the Business Combination.

BB.	Reflects the estimated transaction costs of approximately $0.28 million as if the Business Combination was consummated on January 1, 2025.

CC.	Reflects the elimination of the change in fair value of the SAFE during 2025 because this financing expense would not be incurred if the Business Combination was consummated on January 1, 2025.

DD.	Reflects the elimination of the change in fair value of the 2024 Convertible Notes during 2025 because this financing expense would not be incurred if the Business Combination was consummated on January 1, 2025.

EE.	Reflects elimination of interest income on the Trust Account.

FF.	Reflects the elimination of income tax expense related to interest income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2025.

GG.	Reflects the elimination of the change in fair value of the related party promissory note with the Sponsor because this change in fair value would not be incurred if the Business Combination was consummated on January 1, 2025 and the note was converted on such date.

4. Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions:

Year ended December 31, 2025
Pro forma net loss	$(27,087,685)
Pro forma weighted average shares outstanding of common stock(1)(2)	13,814,125
Pro forma net loss per share (basic and diluted)	$(1.96)
Pro forma weighted average shares outstanding – basic and diluted
Trailblazer Public Shareholders	812,547
Sponsor	2,158,949
Alpha, Sponsor affiliate	1,357,300
Cyabra shareholders	7,173,329
Third party shares	2,312,000
13,814,125

(1)	The pro forma basic and diluted weighted average shares outstanding of common stock exclude (i) 42,418 shares of Holdings Series A Preferred Stock issued to Alpha in connection with the 2024 Convertible Notes, (ii) 823,537 shares of Holdings Series A Preferred Stock issued to other investors in connection with the 2024 Convertible Notes, (iii) 4,335,954 shares of Holdings Series C Preferred Stock and 533,000 shares of Holdings Series B Preferred Stock issued to the Sponsor in connection with the conversion of the Sponsor’s promissory note and (iv) 800,000 shares of Holdings Series B Preferred Stock issued in connection with the PIPE Investment, as these are not deemed a loss participating security and their effect is antidilutive. If the holders were to choose to convert their Preferred Stock into Holdings common stock, the pro forma net loss per share (basic and diluted) for the year ended December 31, 2025 would be $(1.33).

(2)	The above calculation excludes the effects of approximately 5,003,416 shares of Holdings Common Stock underlying the 49,977 Holdings warrants, 400,000 RSUs, 400,000 PIPE Warrants, 3,000,000 Earnout Shares and 1,153,439 Converted Stock Options from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of shares of common stock outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the combined entity is the same.